EXHIBIT 10.19
Shenzhen (South) 0039982
Contract Registration (Record) No.: FA001977 6th floor, HYT
Shenzhen Real Estate Lease
Contract
Made by Shenzhen Housing Lease Administration Office

Real Estate Lease Contract
Lessor (Party A): Shenzhen HYT Science &Technology Co., Ltd.
Address: HYT Tower, Shenzhen Hi-Tech Industrial Park North, Beihuan RD, Shenzhen
Post Code: 518057
Authorized Agent: Xili Lease Agent
Address:
Post Code:
Lessee (Party B): Fiberxon Technology (Shenzhen) Inc.
Address: 4th floor, Weiyong Building, Kefa Road No.10, Science & Technology Park Nanshan District, Shenzhen
Post Code: 518057
Business License or ID card No.: Enterprise of Exclusive Investment in Shenzhen No. 307727A.
Authorized Agent: Xu Yi
Address: as abovementioned
Post Code: 518057
     With mutual negotiation, Party A and Party B conclude this contract in accordance with the detailed regulations and rules stipulated in the Contract Law of People’s Republic of China, the Law of People’s Republic of China on Urban Real Estate Administration as well as Shenzhen Economic Zone’s Housing Lease Regulations.
     Article 1 Party A leases the real estate that is located at 6th Floor HYT Tower, Shenzhen Hi-Tech Industrial Park North, Beihuan RD, Shenzhen (hereinafter referred to as The Premises) to Party B. The gross size of The Premises is 3,275 square meters in total. There are 7 floors in total in the building.

     The Premises’ rights holder: Shenzhen HYT Science &Technology Co., Ltd.; real estate rights certificate or the name and number of other valid certificates for the owner’s rights (rights to use):                                         ; (in transaction)
     Article 2 The Premises’ rent is, according to the space of The Premises, 35 RMB per square meters per month. The rent amount is 114,625 RMB.
     Article 3 Party B shall pay off the first term of rent that is 114,625 RMB before January 5, 2005.
     Article 4 Party B shall pay off the rent:
     ☑ before the 5th date per month;
     ☐ before ___ day ___ month per quarter;
     ☐ before ___ day ___ month per half a year;
     ☐ before ___ day ___ month per year;
     While receiving the rent, Party A shall issue a tax invoice to Party B.
     (The Parties shall choose one from the abovementioned four choices and mark “✓” in “☐” before the chosen one.)
     Article 5 The lease term is from November 8, 2004 till November 7, 2007.
     The lease term defined in this article shall not go beyond the approved term of land use. The exceeding part is invalid. As for the caused loss, if there is an agreement between the Parties, the agreement is followed; if there is no agreement, Party A shall undertake.
     Article 6 The usage of The Premises: Production.
     If Party B wants to change the usage of the real estate, Party B shall, with Party A’s written consent, apply for the usage change of real estate to the real estate’s administrative bureau pursuant to the relevant laws and regulations. Only with the authorization, the usage can be changed.

     Article 7 Party A shall provide it to Party B for use before November 8, 2004 and go through the relevant transfer procedures.
     In case Party A doesn’t make The Premises available before the abovementioned date, Party B has the right to require that the lease term be postponed. The Parties shall confirm the postponement with written signature and report to the registration bureau for recording.
     Article 8 While The Premises is handed over, the Parties shall identify current status and subsidiary properties of The Premises and its subsidiary facilities, which shall be listed in attached pages.
     Article 9 While handing over The Premises, Party A has the right to ask for the lease deposit of less than three months’ rent that is 229,250 RMB.
     With the receipt of the lease deposit, Party A shall issue an invoice to Party B.
     The conditions on which Party A shall return the deposit to Party B:
     1. Party B shall completely fulfill this contract.
     2.
     3.
     ☑ Only one of these conditions shall be satisfied.
     ☐ All these conditions shall be satisfied.
     (If one of the following conditions happen, Party A has the right not to return the deposit:
     1. Party B hasn’t completely fulfilled this contract.
     2.
     3.
     Article 10 During the lease term, Party A shall be responsible for the land use fees of The Premises, its caused taxes, housing lease administrative fees as well as                      fees; Party B shall pay for electricity and water supply fees, sanitary fees, house (building) administrative fees, air conditioning fees and other fees that are caused by the usage of The Premises.
     Article 11 Party A shall guarantee that The Premises and its subsidiary facilities are able to realize the leasing purpose and their securities comply with the stipulations of relevant laws, regulations and rules.

     In case Party A’s intentional or unintentional actions lead to physical or property damages or losses of Party B in The Premises, Party B has the right to ask for corresponding compensation.
     Article 12 Party B shall make reasonable use of The Premises and its subsidiary facilities and shall not use The Premises for illegal purposes; Party A shall not interfere or impede Party B’s appropriate and reasonable use of The Premises.
     Article 13 On the condition that Party B, in its using process, finds that The Premises or its subsidiary facilities have damages, losses or troubles that impede secure and normal use of The Premises and are not caused by Party B, Party B shall inform Party A of the situation in time and take possibly efficient measures to prevent the defects from developing further; Party A shall repair them or directly authorize Party B to repair in two days of receipt of notification from Party B; in case Party B cannot reach Party A or Party A doesn’t fulfill its repairing obligations, Party B can repair only after it is recorded by the contract registration bureau.
     In case the situation is especially urgent and requires an urgent repair, Party B shall repair for Party A first and notify Party A of the situation in time.
     Party A shall undertake the repairing expenses in the situations mentioned in the above two paragraphs (including the reasonable expenses of Party B’s repair and actions for the sake of preventing defects from developing further). In case Party B doesn’t fulfill the obligations mentioned in the above two paragraphs and cannot notify Party A of the situation and take possibly efficient measures, which leads to extending losses, the repairing expenses for the losses extended by Party B shall be undertaken by Party B.
     Article 14 In case Party B’s inappropriate or unreasonable use impedes security of The Premises, or causes damages or troubles to The Premises, Party B shall make a timely notification to Party A and is responsible for the repairs or compensation. If Party B refuses the repairs or compensation, it will be put on record by the contract registration bureau and Party A will repair for Party B who shall pay for the relevant repairing expenses.
     Article 15 Within the validity period of this contract, if Party A or Party B wants to reconstruct, extend or renovate The Premises, the Parties shall make another separate written agreement.
     The situations stipulated in the above paragraph can be carried out only with the approval of the relevant bureaus in accordance with regulations.

     Article 16
     ☐ Within the lease term, Party B has the right to transfer fully or partially
The Premises to third parties and go through registration procedures in the housing lease administrative bureau. However, the term for transfer lease shall not exceed the lease term stipulated in this contract.
     ☐ Party B shall not transfer fully or partially The Premises to third parties.
However, within the lease term, Party B can, with the written consent of Party A, go through transfer registration procedures at the housing lease administrative bureau with written proof of Party A’s consent. The term for transfer lease shall not exceed the lease term stipulated in this contract.
     ☑ Party B shall not transfer fully or partially The Premises to third parties.
     (The Parties shall choose one from the abovementioned three choices at their disposal and mark "✓” in “☐” before the chosen one.)
     Article 17 Within the validity period of this contract, Party A shall transfer fully or partially its owner’s rights towards The Premises and notify the transfer to Party B within written notice one month in advance. Party B has the right of preemption in equal conditions.
     In case The Premises is assigned to third parties, Party A shall tell the assignee to continue to fulfill this contract while signing the assignment contract.
     Article 18 Within the validity period of this contract, this contract can be terminated or amended under the following conditions:
     (1) Non-fulfillment of this contract because of force majeure;
     (2) Government’s requisition, purchase, withdrawal or dismantlement of The Premises.
     (3) Mutual agreements of Party A and Party B
     Article 19 Under the following conditions, for the caused losses, Party A has the right:
     ☐ to ask for compensation;
     ☐ to refuse to return the lease deposit;
     ☐ to ask Party B to pay a penalty for the breach that is                      RMB.
     (The Parties shall choose one from the abovementioned three choices with mutual negotiations and mark “✓” in “☐” before the chosen one.):
     (1) Party B is behind in payment for                      days (over one month);
     (2) The various losses caused by Party B’s delayed payment reach over                      RMB;

     (3) Party B uses The Premises for illegal purposes and is harmful to the public interest or others’ interest;
     (4) Party B changes The Premises’ structure or use presumptuously;
     (5) Party B breaches Article 14 in this contract and doesn’t undertake repairing responsibilities or pay for repairing expenses, which lead to serious damages of The Premises or equipment.
     (6) Without Party A’s consent as well as the relevant bureaus’ approval, Party B renovates The Premises presumptuously;
     (7) Party B leases The Premises to third parties without authorization.
     Party A has the right not only to seek Party B’s liabilities for compensation or breach of this contract, but also to terminate this contract or propose the amendments of this contract to Party B.
     Article 20 Under the following conditions, for the caused losses, Party B has the right:
     ☐ to ask for compensation from Party A;
     ☐ to ask Party A to return the doubled lease deposit;
     ☐ to ask Party A to pay a penalty for the breach that is                      RMB.
     (The Parties shall choose one from the abovementioned three choices with mutual negotiations and mark “✓” in “☐” before the chosen one.):
     (1) Party A is behind in handing over The Premises for                      days (over month);
     (2) Party A breaches the first paragraph of Article 11 in this contract, which leads to Party B’s failure of achievement of its leasing purpose;
     (3) Party A breaches Article 13 in this contract and doesn’t undertake repairing responsibilities or pay for repairing expenses;
     (4) Without Party B’s consent or the relevant bureaus’ approval, Party A reconstructs, extends or renovates The Premises.
     Party B has the right not only to seek Party A’s liabilities for compensation or breach of this contract, but also to terminate this contract (after the receipt of compensation, Party B shall notify Party A with written notice and give The Premises back to Party A) or propose the amendments of this contract to Party A.

     During the period from Party A’s receipt of notification till Party’s B receipt of compensation, Party B is not required to pay Party A for rent.
     Article 21 Upon the termination of this contract, Party B shall move from The Premises and give it back within five days. Additionally, Party B shall guarantee that The Premises and its subsidiary facilities are in a perfect state (normal wear and tear not included). At the same time, all the expenses that Party B is liable for shall be paid off and procedures for transfer shall be handled.
     In case Party B exceeds the time limit for moving out of The Premises or giving it back, Party A has the right to get back The Premises and to ask for doubled rent for the exceeding period.
     Article 22 At the expiration of the lease term stipulated in this contract, if Party B wants to continue to lease The Premises, Party B shall ask for lease renewal two months before the expiration of the lease term; in equal conditions, Party B has the preemptive right to lease The Premises.
     In case the Parties reach an agreement on renewal of lease, the Parties shall make a new contract and re-register it at the contract registration bureau.
     Article 23 The Parties shall voluntarily fulfill the articles in this contract. If either party breaches the contract, the party shall take corresponding liabilities stipulated in this contract.
     Article 24 In the appendix to this contract, the Parties can reach other agreements on the issues that are not covered in this contract. The content of the appendix is an integrated part of this contract and, with the Parties’ signatures, has the equal effect as this contract has.
     In case the Parties reach agreements on the amendments of this contract within the lease term, they shall register at the original contract registration bureau. The registered agreements have the equal effect as this contract has.
     Article 25 Disputes of this contract between the Parties shall be solved though mutual negotiations. Disputes that cannot be solved though negotiations can be submitted to this contract’s registration bureau for reconciliation; in case the reconciliation doesn’t work, they can
☑ submit the issues to the Shenzhen Arbitration Commission for arbitration;
☐ submit the issues to the China International Economic and Trade Arbitration Commission Shenzhen Branch for arbitration;
☐ bring a lawsuit to the people’s courts.
     (The Parties shall choose one from the abovementioned methods for resolutions of disputes with mutual negotiations and mark “✓” in “☐” before the chosen one.)
     Article 26 The contract shall become effective when it is signed by the Parties.

     The Parties shall go to the administrative bureau for registration or record in ten days from the signatures of this contract.
     Article 27 The Chinese text of this contract is regarded as the original copy.
     Article 28 This contract has four copies in which each party has one, the contract registration bureau has one and the relevant bureau has one.
Party A (Seal and Signature)
[seals]
Legal Representative: [signature]
Telephone:
Bank Account No.:

Authorized Agent (Seal and Signature): Xilin Lease Agent	October 29, 2004
Party B (Seal and Signature)
[seals]
Legal Representative: [signature]
Telephone:
Bank Account No.:

Authorized Agent (Seal and Signature): Xuyi	November 10, 2004
Registering or Record-keeping Person (Seal and Signature):
[seal and signature]
Contract Registration (Record-keeping) Bureau (Seal and Signature):
[seal and signature]
November 11, 2004